                                                                      Exhibit s.

                                POWER OF ATTORNEY

        We, the undersigned Trustees and officers of Nicholas-Applegate Convertible & Income Fund (the "Trust"), hereby severally constitute and appoint each of Stephen J. Treadway, Newton B. Schott, Jr., Brian S. Shlissel, Joseph B. Kittredge, Jr. and David C. Sullivan, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him to sign for us, and in our name and in the capacities indicated below, any Registration Statement of the Trust on Form N-2, all Pre-Effective Amendments to any such Registration Statement of the Trust, any and all subsequent Post-Effective Amendments to said Registration Statement, any and all supplements or other instruments in connection therewith, and any subsequent Registration Statements for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in our name and on our behalf in connection therewith as said attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name                                 Capacity                    Date
---------------------------   -----------------------   ------------------------

/s/ Brian S. Shlissel         President and             April 1, 2003
---------------------------   Chief Executive           ------------------------
Brian S. Shlissel             Officer

/s/ Paul Belica               Trustee                   April 1, 2003
---------------------------                             ------------------------
Paul Belica

/s/ Robert E. Connor          Trustee                   April 1, 2003
---------------------------                             ------------------------
Robert E. Connor

/s/ John J. Dalessandro II    Trustee                   April 1, 2003
---------------------------                             ------------------------
John J. Dalessandro II

/s/ Lawrence Altadonna        Treasurer and             April 1, 2003
---------------------------   Principal Financial and   ------------------------
Lawrence Altadonna            Accounting Officer

/s/ Newton B. Schott, Jr.     Vice President and        April 1, 2003
---------------------------   Secretary                 ------------------------
Newton B. Schott, Jr.